Exhibit 10.3

ACCURIDE CORPORATION

2005 INCENTIVE AWARD PLAN

(AS AMENDED AND RESTATED)

ARTICLE 1

PURPOSE

The purpose of the Accuride Corporation 2005 Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Accuride Corporation, a Delaware corporation (the “Company”) by linking the personal interests of Directors, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders.  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Directors, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s and its Subsidiaries’ operations are largely dependent.  The Plan was originally adopted on April 14, 2005 and amended and restated on June 14, 2007, and September 22, 2008.  The Plan is hereby amended and restated effective January 1, 2009.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.  The singular pronoun shall include the plural where the context so indicates.

2.1                                 “Award” means an Option, Restricted Stock, Stock Appreciation Right, Performance Share, Performance Stock Unit, Performance Award, Dividend Equivalent, Stock Payment, Deferred Stock, Restricted Stock Unit or a Performance-Based Award granted to a Participant pursuant to the Plan.

2.2                                 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

2.3                                 “Board” means the Board of Directors of the Company.

2.4                                 “Change of Control” means and includes each of the following:

(a)                                  A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership

(within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 35% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b)                                 During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.4(a) or Section 2.4(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)                                  The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i)                                     Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii)                                  After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.4(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d)                                 The Company’s stockholders approve a liquidation or dissolution of the Company.

The Committee shall determine whether a Change in Control of the Company has occurred under the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.5                                 “Code” means the Internal Revenue Code of 1986, as amended.

2.6                                 “Committee” means the committee of the Board described in Article 12.

2.7                                 “Consultant” means any consultant or adviser if:

(a)                                  The consultant or adviser renders bona fide services to the Company;

(b)                                 The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and

(c)                                  The consultant or adviser is a natural person who has contracted directly with the Company to render such services.

2.8                                 “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.9                                 “Deferred Stock” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Article 8.6.

2.10                           “Director” means a member of the Board, or as applicable, a member of the board of directors of a Subsidiary.

2.11                           “Disability” means that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time.

2.12                           “Dividend Equivalents” means a right granted to a Participant pursuant to Article 8 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

2.13                           “Effective Date” shall have the meaning set forth in Section 13.1.

2.14                           “Eligible Individual” means any person who is an Employee, Consultant, or Director, as determined by the Committee.

2.15                           “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

2.16                           “Equity Restructuring” shall mean a nonreciprocal transaction between the company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Stock (or other securities of the Company) or the share price of Stock (or other securities) and causes a change in the per share value of the Stock underlying outstanding Awards.

2.17                           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.18                           “Fair Market Value” means, as of any given date, (i) if Stock is traded on an exchange, the closing price of a share of Stock as reported in the Wall Street Journal on such date, or if the Stock is not traded on such date, then the first date immediately preceding such date on which the Stock was traded; or (ii) if Stock is not traded on an exchange but is quoted on a national market or other quotation system, the last sales price for the Stock on such date, or if the Stock is not traded on such date, then the date immediately prior to such date on which sales prices are reported by a national market or such other quotation system; or (iii) if the Stock is not publicly traded, the fair market value established by the Committee acting in good faith. Fair Market Value shall be determined consistent with the requirements set forth in Treas. Reg. §1.409A-1(b)(5)(iv).

2.19                           “Full Value Award” means any Award other than an Option or other Award for which the Participant pays the intrinsic value (whether directly or by forgoing a right to receive a payment from the Company).

2.20                           “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.21                           “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

2.22                           “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.23                           “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods.  An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.24                           “Participant” means an Eligible Individual who has been granted an Award pursuant to the Plan.

2.25                           “Performance Award” means a right granted to a Participant pursuant to Article 8, to receive a cash payment contingent upon achieving certain performance goals established by the Committee.

2.26                           “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Articles 6 and 8, but which is subject to the terms and conditions set forth in Article 9.

2.27                           “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period.  The Performance Criteria that will be used to establish Performance Goals are limited to the following:  net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.  The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

2.28                           “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria.  Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual.  The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

2.29                           “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

2.30                           “Performance Share” means a right granted to a Participant pursuant to Article 8, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance based targets established by the Committee.

2.31                           “Performance Stock Unit” means a right granted to a Participant pursuant to Article 8, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance based targets established by the Committee.

2.32                           “Plan” means this Accuride Corporation Incentive Award Plan, as it may be amended from time to time.

2.33                           “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.34                           “Restatement Effective Date” means the date this Amended and Restated Plan is approved by stockholders in accordance with Section 13.1.

2.35                           “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

2.36                           “Restricted Stock Unit” means an Award granted pursuant to Section 8.6.

2.37                           “Stock” means the common stock of the Company, par value $0.01 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

2.38                           “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

2.39                           “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Article 8.

2.40                           “Subsidiary” means any corporation or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

2.41                           “Termination of Service” means with respect to a Participant who is an employee of the Company, either (1) termination of a Participant’s employment with the Company and all Affiliates due to death, retirement or other reasons, or (2) a permanent reduction in the level of bona fide services the Participant provides to the Company to an amount that is 20% or less of the average level of bona fide services the Participant provided to the Company in the immediately preceding 36 months, with the level of bona fide service calculated in accordance with Treasury Regulation Section 1.409A-1(h)(1)(ii).  Termination of Service with respect to a non-employee member of the Board, means that he or she has ceased to be a member of the Board.  Termination of Service with respect to a non-employee independent contractor or consultant providing services to Company, means such individual’s separation from service with the Company due to the expiration of the contract, and if there is more than one contract, all contracts under which the individual performs services, as long as the expiration is a good faith and complete termination of the contractual relationship.

  For purposes of determining whether a Termination of Service has occurred, the term “Affiliate” means (1) an entity that would be a member of a “controlled group of corporations” (within the meaning of Code Section 414(b) as modified by Code Section 415(h)) that includes the Company as a member of the group if for purposes of applying Code Section 1563(a)(1), (2) or (3) for determining the members of a controlled group of corporations under Code Section 414(b), the language “at least 50 percent” is used instead of “at least 80 percent” each place it appears in Code Section 1563(a)(1), (2) and (3); and (2) a group of trades or businesses under common control (within the meaning of Code Section 414(c)) that includes the Company as a member of the group if, for purposes of applying Treasury Reg. §1.414(c)-2 to identify the members of a group of trades or businesses (whether or not incorporated) that are under common control for purposes of Code Section 414(c), the language “at least 50 percent” is used instead of “at least 80 percent” each place it appears in Treasury Reg. §1.414(c)-2.

  An employee Participant’s employment relationship with the Company is treated as continuing while the Participant is on military leave, sick leave, or other bona fide leave of absence (if the period of such leave does not exceed six months, or if longer, so long as the Participant’s right to reemployment with the Company or an Affiliate is provided either by statute or contract).  If the Participant’s period of leave exceeds six months and the Participant’s right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first day immediately following the expiration of such six-month period.  Whether a termination of employment has occurred will be determined based on all of the facts and circumstances and in accordance with regulations issued by the United States Treasury Department pursuant to Code Section 409A.

For purposes of the Plan, if a Participant performs services in more than one capacity, the Participant must have a Termination of Service in all capacities as an employee, member of the Board, independent contractor or consultant to have a Termination of Service.  Notwithstanding the foregoing, if a Participant provides services both as an employee and a non-employee, (1) the services provided as a non-employee are not taken into account in determining whether the Participant has a Termination of Service as an employee under a nonqualified deferred compensation plan in which the Participant participates as an employee and that is not aggregated under Code Section 409A with any plan in which the Participant participates as a non-employee, and (2) the services provided as an employee are not taken into account in determining whether the Participant has a Termination of Service as a non-employee under a nonqualified deferred compensation plan in which the Participant participates as a non-employee and that is not aggregated under Code Section 409A with any plan in which the Participant participates as an employee.

On occasion, in the Plan and related documents, the term “Separation from Service” is used in lieu of the term Termination of Employment or Service.  The term “Separation from Service” has the same meaning ascribed to the term Termination of Employment or Service in this Section 2.41.

ARTICLE 3

SHARES SUBJECT TO THE PLAN

3.1                                 Number of Shares.

(a)                                  Subject to Article 11 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be 3,633,988 shares.  The maximum number of shares of Stock that may be delivered upon exercise of Incentive Stock Options shall be 3,633,988.

(b)                                 Notwithstanding Section 3.1(a): (i) the Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards), and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award; (ii) shares of Stock that are potentially deliverable under any Award that expires or is canceled, forfeited, settled in cash or otherwise terminated without a delivery of such shares to the Participant will not be counted as delivered under the Plan; (iii) shares of Stock that have been issued in connection with any Award (e.g., Restricted Stock) that is canceled, forfeited, or settled in cash such that those shares are returned to the Company will again be available for Awards; and (iv) shares of Stock withheld in payment of the exercise price or taxes relating to any Award and shares equal to the number surrendered in payment of any exercise price or taxes relating to any Award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to be available for Awards under the Plan; provided, however, that, no shares shall become available pursuant to this Section 3.1(b) to the extent that (x) the transaction resulting in the return of shares occurs more than ten years after the date of the most recent shareholder approval of the Plan, or (y) such return of shares would constitute a “material revision” of the Plan subject to stockholder approval under then applicable rules of any stock exchange or any quotation system.  In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate, shares of Stock issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business. This Section 3.1 shall apply to the share limit imposed to conform to the regulations promulgated under the Code with respect to Incentive Stock Options only to the extent consistent with applicable regulations relating to Incentive Stock Options under the Code.  Because shares will count against the number reserved in Section 3.1 upon delivery, the Committee may, subject to the share counting rules under this Section 3.1, determine that Awards may be outstanding that relate to a greater number of shares than the aggregate remaining available under the Plan, so long as Awards will not result in delivery and vesting of shares in excess of the number then available under the Plan.  The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan.

3.2                                 Stock Distributed.  Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

3.3                                 Limitation on Number of Shares Subject to Awards and Limit on Performance Awards.  Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any twelve-month period (measured from the date of any grant) shall be 500,000 and the maximum amount that may be paid in cash as a Performance Award that is intended to be a Performance Based Award shall not exceed $1,000,000.  In addition, no more than one-half of the shares of Stock available for issuance pursuant to Awards under Section 3.1(a) may be issued in the form of Full Value Awards.

ARTICLE 4

ELIGIBILITY AND PARTICIPATION

4.1                                 Eligibility.

 (a)                               General.  Persons eligible to participate in this Plan include Employees, Consultants, and all Directors, as determined by the Committee.

 (b)                              Foreign Participants.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or in which Eligible Individuals reside, the Committee, in its sole discretion, shall have the power and authority to:

(i)                                     Determine which Subsidiaries shall be covered by the Plan;

(ii)                                  Determine which Eligible Individuals outside the Unites States are eligible to participate in the Plan;

(iii)                               Modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws;

(iv)                              Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan; and

(v)                                 Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals.

Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

4.2                                 Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award.  No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.

ARTICLE 5

STOCK OPTIONS

5.1                                 General.  The Committee is authorized to grant Options to Eligible Individuals on the following terms and conditions:

(a)                                  Exercise Price.  The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that the exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

(b)                                 Time and Conditions of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years and that no Option may be exercisable earlier than one year after its date of grant, except as provided in Section 11.2.  The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c)                                  Payment.  The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, (i) cash, (ii) promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, (iii) shares of Stock held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, (iv) by the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants, or (v) other property acceptable to the Committee.  Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option in any method which would violate Section 13(k) of the Exchange Act.

(d)                                 Evidence of Grant.  All Options shall be evidenced by an Award Agreement between the Company and the Participant.  The Award Agreement shall include such additional provisions as may be specified by the Committee.

5.2                                 Incentive Stock Options.  Incentive Stock Options shall be granted only to Employees and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1, must comply with the following additional provisions of this Section 5.2:

(a)                                  Expiration of Option.  Subject to Section 5.2(c), an Incentive Stock Option shall cease to be an Incentive Stock Option and shall be a Non-Qualified Stock Option to any extent exercised by anyone after the first to occur of the following events:

(i)                                     Ten years from the date it is granted, unless an earlier time is set in the Award Agreement;

(ii)                                  Three months after the Participant’s termination of employment as an Employee; and

(iii)                               One year after the date of the Participant’s termination of employment or service on account of Disability or death.  Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

(b)                                 Dollar Limitation.  The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision.  To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(c)                                  Ten Percent Owners.  An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(d)                                 Notice of Disposition.  The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

(e)                                  Expiration of Incentive Stock Options.  No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Restatement Effective Date.

(f)                                    Right to Exercise.  During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(g)                                 Failure to Meet Requirements.  Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option

5.3                                 Substitution of Stock Appreciation Rights.  The Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option, provided that such Stock Appreciation Right shall be exercisable with respect to the same number of shares of Stock for which such substituted Option would have been exercisable.

ARTICLE 6

RESTRICTED STOCK AWARDS

6.1                                 Grant of Restricted Stock.  The Committee is authorized to make Awards of Restricted Stock to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee.  All Awards of Restricted Stock shall be evidenced by an Award Agreement.

6.2                                 Issuance and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock).  These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

6.3                                 Forfeiture.  Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that except as otherwise provided by Section 10.6, the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

6.4                                 Certificates for Restricted Stock.  Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine.  If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1                               Grant of Stock Appreciation Rights.

(a)                                  A Stock Appreciation Right may be granted to any Eligible Individual selected by the Committee.  A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

(b)                                 A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of a share of Stock on the date of exercise of the Stock Appreciation Right over (B) the Fair Market Value of the Stock on the date the Stock Appreciation Right was granted, and (ii) by the number of shares of Stock with respect to which the Stock Appreciation Right is exercised, subject to any limitations the Committee may impose.

7.2                               Payment and Limitations on Exercise.  Except as otherwise provided in the Award Agreement, payment for the Stock Appreciation Right may be made in cash or Stock, or in a combination thereof, at the sole discretion of the Committee.  Payment shall be made in the manner and at the time designated by the Committee.  As a general rule, the Stock Appreciation Rights granted under the Plan are intended to comply with the so-called “stock rights” exception to Code Section 409A described in Treas. Reg. §1.409A-1(b)(5)(i)(B).  The Committee may in its discretion grant a SAR Award pursuant to which a Participant can defer receipt of the cash or Stock payable in exchange for such Stock Appreciation Rights.  Under these circumstances, the SAR Award will be subject to Code Section 409A and the Award Agreement must include any provisions needed to comply with the requirements of Code Section 409A and regulations thereunder, or an exception to thereto.

ARTICLE 8

OTHER TYPES OF AWARDS

8.1                                 Performance Share Awards.  Any Eligible Individual selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee.  In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.2                                 Performance Stock Units.  Any Eligible Individual selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in unit equivalent of shares of Stock and/or units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee (subject to Section 10.6).  In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.3                                 Performance Award.  Any Eligible Individual selected by the Committee may be granted a Performance Award.    The value of such Performance Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any Performance Period determined by the Committee.  In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the Participant.

8.4                                 Dividend Equivalents.

(a)                                  Any Eligible Individual selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee.  Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.  Unless otherwise provided by the Committee, no adjustment shall be made in shares of Stock issuable under any Award on account of cash dividends that may be paid or other rights that may be issued to the holders of shares of Stock prior to their issuance under any Award.  The Committee shall specify whether dividends or dividend equivalent amounts shall be paid to any Participant with respect to the shares of Stock subject to any Award that have not vested or been issued or that are subject to any restrictions or conditions on the record date for dividends. Notwithstanding any provision of this Section 8.4 to the contrary, the Committee shall not condition the right to receive dividends or dividend equivalent amounts, directly or indirectly, upon the exercise of any Option.  In addition, the Committee will ensure that any right to dividend or dividend equivalent amounts that may be paid in connection with the shares of Stock subject to any Award granted hereunder complies with the requirements of Code Section 409A.

(b)           Dividend Equivalents granted with respect to Options or SARs that are intended to be Qualified Performance-Based Compensation shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised.

8.5           Stock Payments.  Any Eligible Individual selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee; provided, that unless otherwise determined by the Committee such Stock Payments shall be made in lieu of base salary, bonus, or other cash compensation otherwise payable to such Participant.  The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

8.6           Deferred Stock.  Any Eligible Individual selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee.  The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee.  Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or criteria set by the Committee.  Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.

8.7           Restricted Stock Units.  The Committee is authorized to make Awards of Restricted Stock Units to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee.  At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate.  At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee.  On the maturity date, the Company shall transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.  The Committee shall specify the purchase price, if any, to be paid by the grantee to the Company for such shares of Stock.

8.8           Term.  Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock, or Restricted Stock Units shall be set by the Committee in its discretion.

8.9           Exercise or Purchase Price.  The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Payments, or Restricted Stock Units; provided, however, that such price shall not be less than the par value of a share of Stock, unless otherwise permitted by applicable state law.

8.10         Exercise upon Termination of Employment or Service.  An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Stock Payments, or Restricted Stock Units shall only be exercisable or payable while the Participant is an Employee, Consultant or a member of the Board, as applicable; provided, however, that, subject to compliance with the provisions of Section 15.14 below, the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock, Restricted Stock Units or Other Stock-Based Award may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change of Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise.

8.11         Form of Payment.  Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee.

8.12         Award Agreement.  All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.

ARTICLE 9

PERFORMANCE-BASED AWARDS

9.1           Purpose.  The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation.  If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8; provided, however, that the Committee may in its discretion grant Awards to Covered Employees or other Participants that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

9.2           Applicability.  This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards.  The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period.  Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

9.3           Procedures with Respect to Performance-Based Awards.  To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 and 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the

Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period.  Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period.  In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

9.4           Payment of Performance-Based Awards.  Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant.  Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.  In determining the amount earned under a Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.  The payment of Performance-Based Awards shall be subject to compliance with the provisions set forth in Section 15.14 below.

9.5           Additional Limitations.  Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10

PROVISIONS APPLICABLE TO AWARDS

10.1         Stand-Alone and Tandem Awards.  Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

10.2         Award Agreement.  Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

10.3         Limits on Transfer.  No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary.  Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution.  The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish.  Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.

10.4         Beneficiaries.  Notwithstanding Section 10.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death.  A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee.  If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse.  If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution.  Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

10.5         Stock Certificates; Book Entry Procedures.  Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded.  All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded.  The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.  In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the

Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

10.6         Full Value Award Vesting Limitations.  Notwithstanding any other provision of this Plan to the contrary, Full Value Awards made to Employees or Consultants shall become vested over a period of not less than three years (or, in the case of vesting based upon the attainment of Performance Goals or other performance-based objectives, over a period of not less than one year) following the date the Award is made; provided, however, that, notwithstanding the foregoing, Full Value Awards may vest sooner upon a Change in Control, death or disability; provided, further, however, that, notwithstanding the foregoing, the Committee may make an award of up to and including 250,000 shares of Restricted Stock to a member of the Board agreeing to serve as an interim Officer of the Company and such award of Restricted Stock may vest in six months or upon the occurrence of the vesting criteria specified by the Committee at the time the Award is granted.

10.7         Paperless Administration.  In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

ARTICLE 11

CHANGES IN CAPITAL STRUCTURE

11.1         Adjustments.

(a)           In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock, other than an Equity Restructuring, the Committee shall make such proportionate and equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (ii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iii) the grant or exercise price per share for any outstanding Awards under the Plan.  Notwithstanding the foregoing, (x) any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code, (y) any adjustment affecting an Award intended to be an Incentive Stock Option shall be made consistent with the requirements of Section 424 of the Code and the Treasury Regulations issued thereunder, and (z) any adjustment affecting an Award subject to the requirements of Section 409A of the Code shall be made consistent with the requirements of Section 409A of the Code.

(b)           In the event of any transaction or event described in Section 11(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i)            To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 11(b) the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(ii)           To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)          To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(iv)          To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v)           To provide that the Award cannot vest, be exercised or become payable after such event.

(c)           In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 11(a) and 11(b):

(i)            The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, will be proportionately and equitably adjusted.  The adjustments provided under this Section 11.1(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(ii)           The Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3).

11.2         Acceleration upon a Change of Control.  Except as may otherwise be provided in any Award Agreement or any other written agreement entered into by and between the Company and a Participant, if a Change of Control occurs and a Participant’s Options, Restricted Stock or Stock Appreciation Rights settled in stock are not converted, assumed, or replaced by a successor, such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse; and provided such Change of Control is a change in the ownership or effective control of the Company or in the ownership of or a substantial portion of the assets of the Company within the meaning of Section 409A of the Code, then all Restricted Stock Units, Deferred Stock and Performance Stock shall become deliverable upon the Change of Control.  Upon, or in anticipation of, a Change of Control, the Committee may in its sole discretion provide for (i) any and all Awards outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise such Awards during a period of time as the Committee shall determine, (ii) either the purchase of any Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested (and, for the avoidance of doubt, if as of such date the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’ s rights, then such Award may be terminated by the Company without payment), (iii) the replacement of such Award with other rights or property selected by the Committee in its sole discretion the assumption of or substitution of such Award by the successor or surviving corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of Shares and prices, or (iv) provide for payment of Awards in cash based on the value of Stock on the date of the Change of Control plus reasonable interest on the Award through the date such Award would otherwise be vested or have been paid in accordance with its original terms, if necessary to comply with Section 409A of the Code.

11.3         No Other Rights.  Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation.  Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

ARTICLE 12

ADMINISTRATION

12.1         Committee.  Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board, and for such purposes the term “Committee” as used in this Plan shall be deemed to refer to the Board.  The Board, at its discretion or as otherwise necessary to comply with the requirements of Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act or to the extent required by any other applicable rule or regulation, shall delegate administration of the Plan to a Committee.  The Committee shall consist solely of two or more Directors, each of whom qualifies as (a) a Non-Employee Director and an “independent director” under the rules of the principal securities market on which shares of Stock are traded, and (b) an “outside director” pursuant to Code Section 162(m) and the regulations issued thereunder.  Notwithstanding the foregoing:  (x) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board, and (y) the Committee may delegate its authority hereunder to the extent permitted by Section 12.5.  Appointment of Committee members shall be effective upon acceptance of appointment.  The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.  Committee members may resign at any time by delivering written notice to the Board.  Vacancies in the Committee may only be filled by the Board.

12.2         Action by the Committee.  The Committee shall act in accordance with its charter.  If the Committee does not have a charter, the majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee.  Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.3         Authority of Committee.  Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a)           Designate Participants to receive Awards;

(b)           Determine the type or types of Awards to be granted to each Participant;

(c)           Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d)           Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards or take action to cause any Award to fail to satisfy the requirements set forth in Section 409A of the Code;

(e)           Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)            Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g)           Decide all other matters that must be determined in connection with an Award;

(h)           Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)            Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j)            Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

12.4         Delegation of Authority.  To the extent permitted by applicable law, the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder.  Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee.  At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Committee.

12.5         Decisions Binding.  The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 13

EFFECTIVE AND EXPIRATION DATE

13.1         Effective Date.  This Amended and Restated Plan is effective as of the date the Plan is approved by the Company’s stockholders either:

 (a)          By a majority of the votes cast at a duly held stockholders meeting at which a quorum representing a representing a majority of outstanding voting stock is, either in person or by proxy, present and voting on the Plan; or

 (b)          By a method and in a degree that would be treated as adequate under Delaware law in the case of an action requiring stockholder approval.

13.2         Expiration Date.  The Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth anniversary of the Restatement Effective Date.  Any Awards that are outstanding on the tenth anniversary of the Restatement Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 14

AMENDMENT, MODIFICATION, AND TERMINATION

14.1         Amendment, Modification, And Termination.  Subject to Section 15.14, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval is required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 11), (ii) permits the Committee to grant Options with an exercise price that is below Fair Market Value on the date of grant, (iii) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant, or (iv) results in a material increase in benefits or a change in eligibility requirements.  Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no Option may be amended to reduce the per share exercise price of the shares subject to such Option below the per share exercise price as of the date the Option is granted and, except as permitted by Article 11, no Option may be granted in exchange for, or in connection with, the cancellation or surrender of an Option having a higher per share exercise price.

14.2         Awards Previously Granted.  Except with respect to amendments made pursuant to Section 15.14, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 15

GENERAL PROVISIONS

15.1         No Rights to Awards.  No Participant, employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

15.2         No Stockholders Rights.  Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder of the Company with respect to shares of Stock covered by an Award unless and until the Participant becomes the record owner of such shares.

15.3         Withholding.  The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan.  The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld.  Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

15.4         No Right to Employment or Services.  Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

15.5         Unfunded Status of Awards.  The Plan is intended to be an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

15.6         Indemnification.  To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

15.7         Relationship to other Benefits.  No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

15.8         Expenses.  The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

15.9         Titles and Headings.  The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.10       Fractional Shares.  No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

15.11       Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

15.12       Government and Other Regulations.  The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required.  The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan.  If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

15.13       Governing Law.  The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

15.14       Section 409A.  To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code.  To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Restatement Effective Date.  Notwithstanding any provision of the Plan to the contrary, in the event that following the Restatement Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Restatement Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

*  *  *  *  *

I hereby certify that the Plan was amended and restated by the Board of Directors of Accuride Corporation on December 17, 2008, effective January 1, 2009.

Executed on this 29th day of December, 2008.

/s/ David K. Armstrong_
Corporate Secretary